EXHIBIT 31.2
CERTIFICATIONS
I, Mark A. Brebberman, certify that:
1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A to our Form 10-K of Hayes Lemmerz International, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Mark A. Brebberman
Mark A. Brebberman
Vice President, Finance and Chief Financial Officer
Dated: June 1, 2009